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                                                                Exhibit 99.1


For Release: August 25, 2011 at 5:30 AM PDT
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           NORDSTROM BOARD OF DIRECTORS APPROVES QUARTERLY DIVIDEND

SEATTLE, Wash. - (August 25, 2011) - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has approved a quarterly dividend of 23 cents per share payable on September 15, 2011, to shareholders of record on September 6, 2011.


ABOUT NORDSTROM
Nordstrom, Inc. is one of the nation's leading fashion specialty retailers. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 214 stores in 29 states, including 115 full-line stores, 95 Nordstrom Racks, two Jeffrey boutiques, one treasure&bond store and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.



Investor Contact:                                   Media Contact:
Nordstrom, Inc.                                     Nordstrom, Inc.
Sandy Fabre                                         Brooke White
206-233-6563                                        206-303-3030